Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5235	TELEPHONE (713) 651-9191

Consent Of Ryder Scott Company, L.P.

The Board of Directors of Murphy Oil Corporation:

As independent petroleum engineers, we consent to the incorporation by reference in the registration statements (Nos. 333-142789, 333-157107 and 333-177206) on Form S-8 and in the registration statement (No. 333-161688) on Form S-3 of Murphy Oil Corporation to Our Firm’s name under the caption “Murphy Oil’s Reserves Process and Policies” and the inclusion of our report, dated February 15, 2012, which appears as Exhibit 99.6 in the December 31, 2011 annual report on Form 10-K of Murphy Oil Corporation.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

February 28, 2012

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
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